Exhibit 10.1

No 20230829014
Legal: Jeff

The Fourth Supplement to Non-Exclusive Distributor Agreement

This is a Fourth Supplement to the Non-Exclusive Distributor Agreement dated July 27, 2010 ("the Agreement") between **Alpha & Omega Semiconductor (Hong Kong) Limited** ("AOS") and **Frontek Technology Corporation("Distributor"),** as amended by the Supplement signed by parties on July 27, 2010, First Amendment of Supplement to Distribution Agreement signed by parties on April 21, 2011, Supplement to Distribution Agreement signed by parties on April 16, 2014 （together, the "Previous Supplements"）. All expressions not defined here shall have the same meaning as they have in the Agreement and the Previous Supplements. Except to the extent modified by this Fourth Supplement, all provisions of the Agreement and Previous Supplements shall remain in effect.

The parties agree that the section 1.8 is entirely deleted and replaced as below.

1.8 "Territory" shall mean the geographic area of China, Hong Kong SAR, Taiwan and STATS ChipPAC Korea ("SCK"), JCET STATS ChipPAC Korea ("JSCK"), Amkor Technology, Inc. ("Amkor") and ITM Semiconductor ("ITM").

This Fourth Supplement shall come into effect from Jan 1, 2024 after parties sign by their authorized representatives.

AOS	**Distributor**
By: Jammy Kao	By:
Name &Title: Director	Name &Title: